NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Stock Option

Granted by

BEN FRANKLIN FINANCIAL, INC.

 under the

 BEN FRANKLIN FINANCIAL, INC.

2016 EQUITY INCENTIVE PLAN

          This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2016 Equity Incentive Plan (the “Plan”) of Ben Franklin Financial, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided or made available to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.  Any reference to the “Bank” herein shall refer to Ben Franklin Bank of Illinois and any reference to “Employer” shall mean either or both the Company and the Bank.

1.         Name of Participant:

2.         Date of Grant:           January 24, 2017

3.         Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:

           (subject to adjustment pursuant to Section 10 hereof).

•	This is a Non-Qualified Option.

4.         Exercise price per share:
            (subject to adjustment pursuant to Section 10 below)

5.         Expiration Date of Option:

6.         Vesting Schedule. Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in equal annual installments on each anniversary of the Date of Grant, as specified below.

1

Anniversary of Date of Grant	Vested Portion of Award
Year 1	33-1/3%
Year 2	33-1/3%
Year 3	33-1/3%

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate in the event of death or Disability.

7.        Exercise Procedure.

7.1     Delivery of Notice of Exercise of Option.  This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

•	Cash or personal, certified or cashier’s check in full/partial payment of the purchase price.

•	Stock of the Company in full/partial payment of the purchase price.

•	By a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).

•	By selling shares from my Option shares through a broker in full/partial payment of the purchase price.

In order to exercise the Option, please deliver the Notice of Exercise and payment if applicable) to the Company at the following address:

Ben Franklin Financial, Inc.
830 East Kensington Road
Arlington Heights, Illinois 60004
Attention: Glen A. Miller, Senior Vice President and
Chief Financial Officer

7.2     “Fair Market Value” shall have the meaning set forth in Section 8.1(s) of the Plan.

8.         Delivery of Shares.

8.1	Delivery of Shares. Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

2

9.         Change in Control.

9.1	In the event of an Involuntary Termination at or following a Change in Control, all unvested Options held by the Participant will be forfeited.

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.       Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

11.       Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following provisions:

(i)	Death. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)	Disability. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)	Retirement. Vested Options may be exercised for a period of one (1) year from the date of Termination of Service by reason of Retirement, subject to termination on the Option’s expiration date, if earlier (and, for purposes of clarity, non-vested Options will be forfeited on the date of Termination of Service by reason of Retirement). “Retirement” shall have the meaning set forth in Section 8.1(dd) of the Plan.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Options that have not been exercised will expire and be forfeited.

(v)	Other Termination. If the Participant’s Service terminates for any other reason, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier.

3

 12.       Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3

In the discretion of the Committee, a Non-Qualified Option granted under the Plan may be transferable by the Participant, provided, however, that such transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that such transfers are not made for consideration to the Participant.

12.4	This Agreement will be governed by and construed in accordance with the laws of the State of Illinois.

12.5

This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.

12.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

[Signature Page to Follow]

4

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

BEN FRANKLIN FINANCIAL, INC.

By:

                                                                                     Its:

PARTICIPANT’S ACCEPTANCE

               The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2016 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2016 Equity Incentive Plan.

PARTICIPANT

5

EXHIBIT A
NOTICE OF EXERCISE OF OPTION

              I hereby exercise the stock option (the “Option”) granted to me by Ben Franklin Financial, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Ben Franklin Financial, Inc. 2016 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $______ per share.

                I elect to pay the exercise price by:

—	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

—	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*

—	A net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).

—	Selling ______ shares from my Option shares through a broker in full/partial payment of the purchase price.

                 I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

                 I hereby represent that it is my intention to acquire these shares for the following purpose:

—	investment

—	resale or distribution

                 Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________, _____.                     _________________________________________

Participant’s signature

*             If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

6